UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

February 14, 2020

(Date of Report)

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3235 Skyline Dr. STE 127, Carrolton, TX 75006

(Address of principal executive offices)

Registrant's telephone number, including area code: 323-486-1809

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2020, Right On Brands, Inc., (the “Company” or “we”), entered into a Letter of Intent with Choice Wellness Brands, Inc., Wyoming corporation (“Choice”).

Under the terms of the Letter of Intent, the Company will acquire 100% of the ownership of Choice in exchange for the issuance of a new class of preferred stock that will have the effect of giving the shareholders of Choice a 30% equity interest in the Company. This transaction will not result in a change in control of the Company.

The Company anticipates that the acquisition of Choice will be completed prior to February 28, 2020.

The Company’s Board of Directors met and voted to approve the terms of the Letter of Intent and has instructed the officers of the Company to move forward with the transaction. Since the transaction does not involve a change in control, the Shareholders of the Company were not required to vote their approval. Mr. Jerry Grisaffi, Chief Executive Officer of the Company, expressed his opinion that the acquisition of Choice will provide the existing shareholders of the Company with increased value, liquidity, and opportunity for returns on their investment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHT ON BRANDS, INC.

Dated: February 14, 2020	By:	/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer

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